UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
___________________________________

Date of Report (Date of earliest event reported): September 30, 2021

CVR PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35120	56-2677689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	UAN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Overview

On September 30, 2021, CVR Partners, LP (the “Partnership”), CVR Nitrogen, LP (“CVR Nitrogen”), East Dubuque Nitrogen Fertilizers, LLC (“East Dubuque”), Coffeyville Resources Nitrogen Fertilizers, LLC (“Coffeyville Resources”), CVR Nitrogen Holdings, LLC (“CVR Nitrogen Holdings”), CVR Nitrogen Finance Corporation (“CVR Finance”) and CVR Nitrogen GP, LLC (“CVR Nitrogen GP” and collectively with the Partnership, CVR Nitrogen, East Dubuque, Coffeyville Resources, CVR Nitrogen Holdings, CVR Finance and CVR Nitrogen GP, the “Credit Parties”) entered into a credit agreement (the “ABL Credit Facility”) with Wells Fargo Bank, National Association, a national banking association (“Wells Fargo”), as administrative agent, collateral agent and a lender.

The ABL Credit Facility is a senior secured asset based revolving credit facility in an aggregate principal amount of up to $35.0 million with an incremental facility, which permits an increase in borrowings of up to $15.0 million in the aggregate subject to additional lender commitments and certain other conditions. The proceeds of the loans may be used for general corporate purposes of the Credit Parties and their subsidiaries. The ABL Credit Facility provides for loans and letters of credit, subject to meeting certain borrowing base conditions, with sub-limits of $3.5 million for swingline loans and $10.0 million for letters of credit.

The borrowing base at any time equals the sum of (without duplication):
•85% of eligible accounts, plus
•90% of eligible investment grade accounts, plus
•the lesser of (i) 75% of the market value of eligible inventory and (ii) 85% of the net recovery percentage identified in the most recent acceptable appraisal of eligible inventory multiplied by the value of such eligible inventory at such time, provided that the amount included in the borrowing base shall not exceed $10.0 million in the aggregate with respect to eligible precious metals inventory and eligible spare parts inventory and $6.0 million in the aggregate with respect to the value of eligible inventory consisting of eligible domestic in-transit inventory, minus
•the aggregate amount of reserves then established.

Furthermore, all borrowings under the ABL Credit Facility are subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties.

Interest Rate and Fees

Loans under the ABL Credit Facility initially bear interest at an annual rate equal to, at the option of the borrowers, (i) 1.615% plus SOFR or (ii) 0.615% plus a base rate. Based on the previous quarter’s excess availability, such annual rate could increase to, at the option of the borrowers, (i) 2.115% plus SOFR or (ii) 1.115% plus a base rate.

The borrowers must also pay a commitment fee on the unutilized commitments to the lenders under the ABL Credit Facility equal to (I) 0.50% per annum for the first full fiscal quarter after the closing date and (II) thereafter, (i) 0.25% per annum if utilization under the facility is greater than or equal to 50% of the maximum credit and (ii) 0.50% per annum if utilization under the facility is less than or equal to 50% of the maximum credit. The borrowers must also pay a letter of credit fee (in addition to the fronting fees and commissions, other fees, charges and expenses) that shall accrue at a per annum rate equal to SOFR times the average amount of the letter of credit usage during the immediately preceding month.

Mandatory and Voluntary Repayments

The borrowers are required to repay amounts outstanding under the ABL Credit Facility under specified circumstances, including (i) with the proceeds of certain asset sales, (ii) when the sum of the outstanding revolving loans (inclusive of swing loans and protective advances) plus the amount of aggregate amount of all outstanding letters of credit and all unpaid drawings at any time exceeds the loan cap (i.e. the lesser of the maximum credit and the borrowing base) at such time, and (iii) under certain conditions, with the proceeds of certain extraordinary receipts, indebtedness and issuances of any equity interests. In addition, the borrowers are permitted to voluntarily prepay amounts outstanding under the ABL Credit Facility at any time.

Amortization and Final Maturity

There is no scheduled amortization under the ABL Credit Facility. All outstanding loans under the facility are due and payable in full on September 30, 2024.

Guarantees and Security

The obligations under the ABL Credit Facility and related guarantees are secured by a first priority security interest in the Credit Parties’ inventory, accounts receivable, deposit, securities and commodity accounts and related assets and a second priority security interest in substantially all of the Credit Parties’ other assets, in each case subject to exceptions.

In connection with the entering into the ABL Credit Facility, on September 30, 2021, (i) the Credit Parties and Wells Fargo, as administrative agent and collateral agent for the secured parties in respect of the ABL Credit Facility, entered into a guaranty and security agreement (the “ABL Security Agreement”) and (ii) Wilmington Trust, National Association (“WTNA”), in its capacity as the 2028 Notes Trustee and, in such capacity, as other parity lien representative, UBS AG, Stamford Branch (“UBS”), as the former ABL facility collateral agent, Wells Fargo as the successor ABL collateral agent, WTNA, in its capacity as the 2023 Notes Trustee and, in such capacity, as applicable parity lien representative, the collateral trustee and the Partnership (on behalf of itself and its subsidiaries) entered into a joinder agreement (the “Joinder Agreement”) to that certain intercreditor agreement dated as of September 30, 2016 (as amended, supplemented or otherwise modified to date), among UBS, as administrative agent and collateral agent, WTNA, as other applicable parity lien representative under the 2023 Notes Indenture and the 2028 Notes Indenture, WTNA, as collateral trustee, the Partnership, CVR Nitrogen Finance and the other subsidiaries of the Partnership party thereto which sets forth the relative priority of the liens securing any parity lien obligations, including the 2028 Notes and the 2023 Notes, compared to the liens securing the obligations under the existing ABL Facility. Capitalized terms used, but not defined, herein have the meaning as set forth in the ABL Credit Facility.

Restrictive Covenants and Other Matters

The ABL Credit Facility requires the Credit Parties in certain circumstances to comply with a minimum fixed charge coverage ratio test and contains other restrictive covenants that limit the Credit Parties’ ability and the ability of their subsidiaries to, among other things, incur liens, engage in a consolidation, merger, purchase or sale of assets, pay dividends, incur indebtedness, make advances, investments and loans, enter into affiliate transactions, issue certain equity interests, create subsidiaries and unrestricted subsidiaries and create certain restrictions on the ability to make distributions, loans and asset transfers to the other Credit Parties or their subsidiaries.

The ABL Credit Facility contains certain customary representations and warranties, affirmative covenants and events of default.

The descriptions of the ABL Credit Facility, the ABL Security Agreement and the Joinder Agreement above are qualified in their entirety by reference to the full text of the agreements, attached hereto as exhibits 10.1, 10.2, and 10.3, respectively, each of which is incorporated herein by reference.

Affiliates of Wells Fargo have performed depository and other banking, investment banking, trust, investment management and advisory services for the Partnership and its affiliates (including the Credit Parties) from time to time for which they have received customary fees and expenses and may, from time to time, engage in transactions with and perform services for the Partnership and its affiliates in the ordinary course of their business.

Item 1.02. Termination of a Material Definitive Agreement.

On September 30, 2021, the Credit Parties terminated their $35.0 million ABL Credit Agreement, dated as of September 30, 2016, as amended, among the Credit Parties and UBS AG, Stamford Branch, as administrative agent, subject to survival of any provisions which by their express terms survive termination.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being “furnished” as part of this Current Report on Form 8-K:

Exhibit Number	Exhibit Description

10.1
Credit Agreement, dated as of September 30, 2021, among CVR Partners, LP, CVR Nitrogen, LP, East Dubuque Nitrogen Fertilizers, LLC, Coffeyville Resources Nitrogen Fertilizers, LLC, CVR Nitrogen Holdings, LLC, CVR Nitrogen Finance Corporation, CVR Nitrogen GP, LLC, certain of their subsidiaries from time to time party thereto, the lenders from time to time party thereto and Wells Fargo Bank, National Association, a national banking association, as administrative agent and collateral agent.

10.2
Guaranty and Security Agreement, dated as of September 30, 2021, among CVR Partners, LP, CVR Nitrogen, LP, East Dubuque Nitrogen Fertilizers, LLC, Coffeyville Resources Nitrogen Fertilizers, LLC, CVR Nitrogen Holdings, LLC, CVR Nitrogen Finance Corporation, CVR Nitrogen GP, LLC, certain of their subsidiaries from time to time party thereto, and Wells Fargo Bank, National Association, a national banking association, as administrative agent and collateral agent.

10.3
Joinder Agreement (Other Parity Lien Obligations), dated as of September 30, 2021, among Wilmington Trust, National Association (“WTNA”), as an other applicable parity obligations representative, UBS AG, Stamford Branch (“UBS”), as collateral agent under the existing ABL Facility, WTNA, as applicable parity lien representative, WTNA, as parity lien collateral trustee, Wells Fargo, as collateral agent under the ABL Credit Facility and CVR Partners (on behalf of itself and its subsidiaries) to that certain intercreditor agreement dated as of September 30, 2016 (as amended, supplemented or otherwise modified to date), among the Credit Parties, certain of their subsidiaries from time to time party thereto, UBS as trustee and collateral trustee for the secured parties in respect of the outstanding senior secured notes and other parity lien obligations and other parity lien representative from time to time party thereto.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2021

CVR Partners, LP
By: CVR GP, LLC, its general partner

By:	/s/ Dane J. Neumann
Dane J. Neumann
Interim Chief Financial Officer and Vice President – Finance & Treasurer